EXHIBIT 10.2
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated as of November 15, 2005, is entered into among HELEN OF TROY L.P., a limited partnership duly organized under the laws of the State of Texas (the “Borrower”), HELEN OF TROY LIMITED, a Bermuda company (“Limited”), the lenders party to the Credit Agreement defined below (the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.
BACKGROUND
A.	The Borrower, Limited, the Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of June 1, 2004, as amended by that certain First Amendment to Credit Agreement, dated as of June 29, 2004, and that certain Second Amendment to Credit Agreement, dated as of September 23, 2005 (said Credit Agreement, as amended, the “Credit Agreement”). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

B.	The parties to the Credit Agreement desire to make certain amendments to the Credit Agreement.

C.	The Lenders, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, Limited, the Lenders, the Swing Line Lender, the L/C Issuer and the Administrative Agent covenant and agree as follows:
1. AMENDMENTS.
(a)	The definition of “Capital Expenditures” set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of any expenditures by such Person during such period for an asset which is properly classifiable in relevant financial statements of such Person as property, equipment or improvement, fixed assets or a similar type of tangible capital asset in accordance with GAAP; provided, however, the aggregate amount of Capital Expenditures during any period shall be reduced by the cash proceeds received by such Person from the Disposition of such assets during such period, and, provided, further, however, (a) Capital Expenditures incurred in connection with an Acquisition will not be considered Capital Expenditures for purposes of this Agreement and (b) Capital Expenditures during any period shall be reduced by $16,000,000 as a result of the warehouse of the Borrower located in Mississippi and offered for sale until the earlier of (i) the sale of such warehouse and (ii) May 30, 2006.

(b)	Section 7.11(c) of the Credit Agreement is hereby amended to read as follows:
(c)	Leverage Ratio. Permit the Leverage Ratio at any time during any period of four fiscal quarters of Limited set forth below to be greater than the ratio set forth opposite such period:

Four Fiscal Quarters Ending:
November 30, 2005	4.00 to 1.00
Each fiscal quarter thereafter	3.50 to 1.00
(c)	Exhibit E, Compliance Certificate, is hereby amended to be in the form of Exhibit E to this Third Amendment.
2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, each of the Borrower and Limited represents and warrants that, as of the date hereof:
(a)	the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct on such earlier date;

(b)	no event has occurred and is continuing which constitutes a Default or an Event of Default;

(c)	(i) the Borrower has full power and authority to execute and deliver this Third Amendment, (ii) Limited has full power and authority to execute and deliver this Third Amendment, (iii) this Third Amendment has been duly executed and delivered by the Borrower and Limited, and (iv) this Third Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower and Limited, as the case may be, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

(d)	neither the execution, delivery and performance of this Third Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower or Limited, or any indenture, agreement or other instrument to which the Borrower or Limited or any of their respective property is subject; and

(e)	no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person not previously obtained is required for (i) the execution, delivery or performance by the Borrower or Limited of this Third Amendment or (ii) the acknowledgment by each Guarantor of this Third Amendment.
3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall be effective upon satisfaction or completion of the following:
(a)	the Administrative Agent shall have received counterparts of this Third Amendment executed by each of the Required Lenders;

(b)	the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and Limited and acknowledged by each Guarantor;

(c)	the Administrative Agent shall have received from the Borrower for the account of each Lender which executes and delivers this Third Amendment to the Administrative Agent by 5:00 p.m., Houston, Texas time, November 23, 2005, an amount equal to the product of (i) 0.05% and (ii) such Lender’s Commitment; and

(d)	the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.
4. REFERENCE TO THE CREDIT AGREEMENT.
(a)	Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

(b)	The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.
5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).
6. GUARANTOR’S ACKNOWLEDGMENT. By signing below, each Guarantor (a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower and Limited of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.
7. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.
8. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.
9. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.
10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     IN WITNESS WHEREOF, this Second Amendment is executed as of the date first set forth above.

HELEN OF TROY L.P., a Texas limited partnership

By:	HELEN OF TROY NEVADA CORPORATION,
a Nevada corporation, General Partner

By:	/s/ Gerald J. Rubin

Gerald J. Rubin
Chairman, Chief Executive Officer and
President

HELEN OF TROY LIMITED, a Bermuda corporation

By:	/s/ Gerald J. Rubin

Gerald J. Rubin
Chairman, Chief Executive Officer and
President

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne M. Paul

Suzanne M. Paul
Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer
and Swing Line Lender

By:	/s/ Gary Mingle

Gary Mingle
Senior Vice President